Boston Private Financial Holdings, Inc. Reports First Quarter 2018 Results
First Quarter Highlights:

•	First quarter 2018 Net income attributable to the Company was $22.7 million and Diluted earnings per share was $0.27.

•	Return on average common equity for the first quarter was 12.0% and Return on average tangible common equity was 15.2%.

•	Average total deposits increased 1% year-over-year to $6.4 billion, and Average total loans increased 6% year-over-year to $6.5 billion.

•	Total assets under management (“AUM”), excluding Anchor Capital Advisors LLC (“Anchor”), were $21.2 billion at the end of the first quarter, and Net flows during the first quarter were $198 million.
Boston, MA - April 18, 2018 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “BPFH”) today reported first quarter 2018 GAAP Net income attributable to the Company of $22.7 million, compared to a Net loss of $18.3 million for the fourth quarter of 2017 and Net income of $15.7 million for the first quarter of 2017. First quarter 2018 Diluted earnings / (loss) per share were $0.27, compared to $(0.24) in the fourth quarter of 2017, and $0.17 in the first quarter of 2017.

Summary Financial Results - Reported
				% Change
($ in millions, except for per share data)	1Q18	4Q17	1Q17	Linked Quarter	Year over Year
Net income/ (loss) attributable to the Company	$22.7	$(18.3)	$15.7	nm	45%
Diluted earnings/ (loss) per share	$0.27	$(0.24)	$0.17	nm	59%

Non-GAAP Financial Measures:
Pre-tax, pre-provision income	$26.3	$2.5	$21.4	nm	23%
Return on average common equity	12.0%	(9.9)%	8.3%
Return on average tangible common equity	15.2%	(11.9)%	11.4%
nm = not meaningful
In addition to presenting the Company’s results in conformity with GAAP, the Company uses certain non-GAAP financial measures to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. For additional information on non-GAAP financial measures, see page 6. A full reconciliation of GAAP to non-GAAP results can be found in the footnotes beginning on page 16.

Summary Financial Results - Operating Basis (non-GAAP)
				% Change
($ in millions, except for per share data)	1Q18	4Q17[1]	1Q17	Linked Quarter	Year over Year
Net income/ (loss) attributable to the Company	$22.7	$20.6	$15.7	10%	45%
Diluted earnings/ (loss) per share	$0.27	$0.22	$0.17	23%	59%

Pre-tax, pre-provision income	$26.3	$29.0	$21.4	(9)%	23%
Return on average common equity	12.0%	10.2%	8.3%
Return on average tangible common equity	15.2%	13.4%	11.4%
[1] 4Q17 results have been adjusted to exclude the impact of items related to the divestiture of Anchor, impairment of goodwill and the Tax Cuts and Jobs Act
See footnote 16 for a GAAP to non-GAAP reconciliation

“Overall, we are pleased with this quarter's results. Our Company demonstrated 59% year-over-year growth in diluted earnings per share and achieved a 12.0% return on average common equity” said Clayton G. Deutsch, CEO. “This quarter's performance reflects year-over-year pre-tax, pre-provision income growth of 23% with positive operating leverage achieved through strong revenue growth and expense growth in line with our expectations. We have worked hard to return to a pattern of positive operating leverage following stepped up investments in staff and technology throughout 2017.”
“The bank continues to exhibit strong credit quality in the form of lower Criticized and Classified loans, and our market-linked fee businesses achieved positive net flows on a consolidated basis amid increasing market volatility. Additionally, we announced that on April 13 we successfully completed the sale of our ownership interest in Anchor.”

Net Interest Income and Margin (non-GAAP, except for Net Interest Income)
				% Change
($ in millions)	1Q18	4Q17	1Q17	Linked Quarter	Year over Year
Net interest income	$57.4	$57.3	$53.6	—%	7%
Add: FTE adjustment	1.0	2.9	2.8	(66)%	(65)%
Net interest income, FTE basis	58.4	60.1	56.5	(3)%	3%
Less: Interest recovered on previous nonaccrual loans	0.1	0.4	0.3	(81)%	(73)%
Core net interest income, FTE basis	$58.3	$59.7	$56.2	(2)%	4%

Net interest margin (FTE basis)	2.95%	3.04%	2.94%
Core net interest margin (FTE basis)	2.94%	3.02%	2.92%
Core net interest margin (non-FTE basis)	2.90%	2.87%	2.78%
Net interest income for the first quarter was $57.4 million, flat linked quarter, and an increase of 7% year-over-year. The year-over-year increase was primarily driven by higher yields on interest-earning assets, and higher asset volumes, partially offset by higher costs of deposits and borrowing volumes. The Company’s Core net interest margin (non-FTE basis) increased 3 basis points linked quarter to 2.90% driven primarily by higher asset yields and a mix shift from investments to loans, partially offset by increased deposit and borrowing costs.
Net interest margin (FTE basis) was 2.95% for the first quarter of 2018, a decrease of 9 basis points from the fourth quarter of 2017 and an increase of 1 basis point from the first quarter of 2017. The linked quarter decrease was driven primarily by a lower tax benefit on tax-exempt income.

Noninterest Income
				% Change
($ in millions)	1Q18	4Q17	1Q17	Linked Quarter	Year over Year
Investment management fees	$11.4	$12.3	$10.8	(7)%	5%
Wealth advisory fees	13.5	13.5	12.8	—%	5%
Wealth management and trust fees	12.2	11.8	10.8	3%	12%
Private banking fees[2]	2.3	2.6	1.8	(10)%	28%
Total core fees and income	$39.4	$40.2	$36.3	(2)%	9%
Total other income	$0.3	$(1.0)	$0.2	nm	66%
Total noninterest income	$39.7	$39.2	$36.5	1%	9%
[2] Private banking fees includes Other banking fee income and Gain/ (loss) on sale of loans, net
Total core fees and income for the first quarter were $39.4 million, a 2% decrease on a linked quarter basis and a 9% increase year-over-year. The year-over-year increase was primarily driven by higher levels of assets under management in the Investment Management, Wealth Advisory, and Wealth Management and Trust segments. Investment management fees declined on a linked quarter basis primarily driven by $0.9 million of performance fees received in the fourth quarter. Private banking fees increased on a year-over-year basis due to increases in BOLI income.

Assets Under Management
				% Change
($ in millions)	1Q18	4Q17	1Q17	Linked Quarter	Year over Year
Wealth Management and Trust	$7,831	$7,865	$7,260	—%	8%
Investment Management 3	1,920	2,004	1,849	(4)%	4%
Wealth Advisory	11,446	11,350	10,579	1%	8%
Total assets under management 3 4	$21,186	$21,208	$19,677	—%	8%

Net flows	1Q18	4Q17	1Q17
Wealth Management and Trust	$77	$79	$34
Investment Management 3	(15)	20	30
Wealth Advisory	136	29	263
Total net flows 3	$198	$128	$327
[3] Information excludes Anchor [4] Segments do not sum to Total assets under management due to $11 million intercompany relationship
Total assets under management, excluding Anchor, were $21.2 billion at the end of the first quarter, flat linked quarter and an increase of 8% year-over-year. The year-over-year increase was driven primarily by positive market action and positive net flows.

Operating Expense
				% Change
($ in millions)	1Q18	4Q17	1Q17	Linked Quarter	Year over Year
Salaries and employee benefits	$47.2	$43.9	$45.8	8%	3%
Occupancy and equipment	7.7	7.8	7.2	—%	8%
Professional services	3.2	4.0	3.3	(21)%	(4)%
Marketing and business development	1.6	1.9	1.7	(17)%	(4)%
Information systems	5.9	5.6	5.4	4%	9%
Amortization of intangibles	0.8	1.3	1.4	(43)%	(47)%
Impairment of goodwill	-	24.9	-	(100)%	nm
FDIC insurance	0.7	0.7	0.8	10%	(3)%
Other	3.7	3.8	3.2	(2)%	16%
Total operating expense	$70.9	$94.0	$68.8	(25)%	3%
Less: Impairment of goodwill	-	24.9	-	nm	nm
Less: Anchor divestiture legal expense	-	0.4	-	nm	nm
Adjusted operating expense (non-GAAP) [5]	$70.9	$68.7	$68.8	3%	3%
[5] For information on non-GAAP financial measures, see page 7
Adjusted operating expense for the first quarter of 2018 was $70.9 million, up 3% linked quarter and 3% year-over-year. Salaries and employee benefits expense increased 8% linked quarter primarily driven by seasonal payroll expenses. The year-over-year increase in Salaries and employee benefits in the first quarter is primarily driven by incentive compensation and merit increases partially offset by a decrease in vacation accruals. Information systems expense increased 4% linked quarter and 9% year-over-year due to information technology investments. Amortization of intangible expense decreased 43% linked quarter primarily as a result of classifying Anchor as held for sale.

Income Tax Expense

Effective tax rate for continuing operations (excluding non-GAAP adjustments) for the first quarter decreased to 21.5% from 30.5% in the fourth quarter of 2017 and 30.7% in the first quarter of 2017. The decrease was primarily driven by the decrease in the corporate federal income tax rate from 35% to 21% enacted as part of the Tax Cuts and Jobs Act on December 22, 2017.

Loans and Deposits - QTD Averages
				% Change
($ in millions)	1Q18	4Q17	1Q17	Linked Quarter	Year over Year
Commercial and industrial	$933	$962	$984	(3)%	(5)%
Commercial real estate	2,441	2,370	2,324	3%	5%
Construction and land	169	131	114	29%	49%
Residential	2,702	2,650	2,425	2%	11%
Home equity	97	105	118	(7)%	(17)%
Other consumer	186	178	192	4%	(3)%
Total loans	$6,529	$6,396	$6,157	2%	6%

Non-interest bearing deposits	1,872	1,895	1,844	(1)%	2%
Interest bearing deposits	4,516	4,550	4,455	(1)%	1%
Total deposits	$6,388	$6,445	$6,299	(1)%	1%

Non-interest bearing deposits as a % of Total deposits	29%	29%	29%
Average total loans in the first quarter increased 6% year-over-year driven primarily by increases in Residential and Commercial real estate loans partially offset by a decrease in Commercial and industrial loans.
Average total deposits increased 1% year-over-year. Average non-interest bearing deposits comprised 29% of Average total deposits in the first quarter of 2018 and the first quarter of 2017.

Provision and Asset Quality

($ in millions)	1Q18	4Q17	3Q17	2Q17	1Q17
Provision/ (credit) for loan loss	$(1.8)	$(0.9)	$(0.4)	$(6.1)	$(0.2)
Total criticized loans	124.1	154.8	146.0	129.5	135.1
Total nonaccrual loans	16.4	14.3	13.6	16.2	20.9
Total loans 30-89 days past due and accruing	20.4	25.0	5.3	3.2	28.7
Total net loans (charged-off)/ recovered	-	0.8	0.3	3.1	0.1

Ratios:
Allowance for loan losses as a % of Total loans	1.10%	1.15%	1.17%	1.19%	1.25%
Nonaccrual loans as a % of Total loans	0.25%	0.22%	0.21%	0.26%	0.34%
The Company recorded a provision credit of $1.8 million for the first quarter of 2018, compared to a credit of $0.9 million for the fourth quarter of 2017 and a credit of $0.2 million for the first quarter of 2017. The provision credit in the first quarter of 2018 was primarily driven by a decline in Total criticized loans and improved loss rates, partially offset by loan growth.
Total criticized loans as of March 31, 2018 were $124.1 million, decreases of 20% linked quarter and 8% year-over-year.
Total nonaccrual loans (“Nonaccruals”) as of March 31, 2018 were $16.4 million, an increase of 15% linked quarter and a decrease of 22% year-over-year. As a percentage of Total loans, Nonaccruals were 25 basis points as of March 31, 2018, up 3 basis points compared to December 31, 2017, and down 9 basis points from March 31, 2017.

Capital
	1Q18	4Q17	3Q17	2Q17	1Q17
Tangible common equity/ Total assets [7]	7.4%	7.3%	7.4%	7.4%	7.0%
Tangible book value per share [7]	$7.17	$7.12	$7.16	$6.97	$6.73

Regulatory Capital Ratios: [8]
Tier 1 common equity	10.4%	10.3%	10.4%	10.3%	10.0%
Total risk-based capital	14.2%	14.1%	14.3%	14.1%	13.8%
Tier 1 risk-based capital	12.9%	12.9%	13.0%	12.9%	12.6%
Tier 1 leverage capital	9.4%	9.3%	9.4%	9.3%	9.2%
[7] See footnote 6 for a GAAP to non-GAAP reconciliation. [8] Current quarter information is presented based on estimated data.
Tangible book value per share as of March 31, 2018 increased 7% year-over-year to $7.17.
On March 28, 2018, the Company received a notice of non-objection from the Federal Reserve for a share repurchase program of up to $20 million of the Company’s outstanding shares. Shares may be repurchased from time to time in the open market for a two-year period.

Divestiture
On April 13, 2018, the Company completed the sale of its ownership interest in Anchor. Anchor’s results remain consolidated in the Company’s results during current and prior periods. For presentation purposes, Anchor’s AUM are excluded from current and prior period AUM amounts, but are included in the calculation of Core Fees and Income. The Company classified the assets and liabilities of Anchor as held for sale at March 31, 2018, which are included with Other assets and Other liabilities, respectively, on the Company’s consolidated balance sheet.
As a result of the transaction, Boston Private received approximately $32 million of cash and will receive future revenue share payments that have a net present value of approximately $15 million. During the second quarter, the Company will recognize a tax expense of approximately $11 million to $12 million attributable to the transaction. The net financial impact will increase the Company’s Tier 1 common equity by approximately $34 million to $35 million.

Dividend Payments
Concurrent with the release of first quarter 2018 earnings, the Board of Directors of the Company declared a cash dividend to common shareholders of $0.12 per share. The record date for this dividend is May 4, 2018, and the payment date is May 18, 2018.
The Board of Directors of the Company also declared a cash dividend to holders of the Non-Cumulative Perpetual Preferred Stock, Series D of $17.375 per share, which will result in a dividend of $0.434375 per depositary share. The record date for this dividend is May 15, 2018, and the payment date is June 15, 2018.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.
These non-GAAP financial measures include tangible book value per share; the TCE/TA ratio; return on average common equity; return on average tangible common equity; pre-tax, pre-provision income; total operating expense excluding intangibles, goodwill impairment, and restructuring; the efficiency ratio (FTE basis); the efficiency ratio (FTE basis) excluding amortization of intangibles, goodwill impairment, and restructuring; net interest income and net interest margin excluding interest recovered on previous nonaccrual loans, also referred to as core net interest margin; net income attributable to the Company excluding notable items; net income attributable to the common shareholders, treasury stock method, excluding notable items (non-GAAP); diluted earnings per share excluding notable items; operating basis total revenue; operating basis total operating expenses; operating basis pre-tax, pre-provision income; operating basis income before income taxes; operating basis income tax expense; operating basis net income/ (loss) attributable to the Company; operating basis net income/ (loss) attributable to the Common Shareholders; operating basis weighted average diluted shares outstanding; operating basis diluted total earnings/ (loss) per share; operating basis return on average common equity; operating basis return on average tangible common equity; and operating basis effective tax rate.
A detailed reconciliation table of the Company’s GAAP to non-GAAP measures is attached.
Conference Call
Management will hold a conference call at 8 a.m. Eastern Time on Thursday, April 19, 2018, to discuss the financial results, business highlights and outlook. To access the call:
Dial In #: (888) 317-6003
Elite Entry Number: 1736451

Replay Information:
Available from April 19, 2018 at 12 noon until April 26, 2018
Dial In #: (877) 344-7529
Conference Number: 10118831
The call will be simultaneously webcast and may be accessed on www.bostonprivate.com

Boston Private Financial Holdings, Inc.
Boston Private Financial Holdings, Inc. is a national financial services organization that owns Wealth Management, Trust, and Private Banking affiliates with offices in Boston, New York, Los Angeles, San Francisco, San Jose, Florida, and Wisconsin. The Company has total assets of approximately $8 billion, and manages over $21 billion of client assets.
The Company’s affiliates serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)
For more information about BPFH, visit the Company’s website at www.bostonprivate.com.
Forward-Looking Statements
Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking, investment management, wealth advisory, and trust activities; changes in interest rates; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; the risk that the Company’s deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions, dispositions and restructurings; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.
Note to Editors:
Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is a wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.
###
CONTACT:
Adam Bromley
(617) 912-4386
abromley@bostonprivate.com

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(In thousands, except share and per share data)
Assets:
Cash and cash equivalents	$77,085	$120,541	$110,440	$97,032	$165,186
Investment securities available-for-sale	1,118,497	1,170,328	1,189,827	1,188,720	1,256,208
Investment securities held-to-maturity	70,809	74,576	84,090	99,024	98,424
Stock in Federal Home Loan Bank and Federal Reserve Bank	54,455	59,973	61,714	45,568	50,133
Loans held for sale	3,918	4,697	1,957	2,870	350
Total loans	6,602,327	6,505,028	6,413,201	6,279,928	6,250,217
Less: Allowance for loan losses	72,898	74,742	74,873	75,009	78,031
Net loans	6,529,429	6,430,286	6,338,328	6,204,919	6,172,186
Premises and equipment, net	43,627	37,640	36,546	34,135	32,974
Goodwill (1)	75,598	75,598	142,554	142,554	142,554
Intangible assets, net (1)	15,334	16,083	22,447	23,873	25,299
Fees receivable	10,640	11,154	12,560	12,639	12,230
Accrued interest receivable	22,614	22,322	21,823	20,680	20,790
Deferred income taxes, net	32,058	29,031	46,088	49,827	53,686
Other assets (1)	264,295	259,515	201,024	185,805	185,100
Total assets	$8,318,359	$8,311,744	$8,269,398	$8,107,646	$8,215,120
Liabilities:
Deposits	$6,584,322	$6,510,246	$6,262,347	$6,381,339	$6,246,620
Securities sold under agreements to repurchase	85,257	32,169	59,903	29,232	67,249
Federal funds purchased	—	30,000	70,000	40,000	—
Federal Home Loan Bank borrowings	611,588	693,681	812,773	618,989	885,445
Junior subordinated debentures	106,363	106,363	106,363	106,363	106,363
Other liabilities (1)	125,004	135,880	127,069	115,088	110,310
Total liabilities	7,512,534	7,508,339	7,438,455	7,291,011	7,415,987
Redeemable noncontrolling interests (“RNCI”)	16,322	17,461	15,882	17,216	17,232
Shareholders’ equity:
Preferred stock, $1.00 par value; authorized: 2,000,000 shares	47,753	47,753	47,753	47,753	47,753
Common stock, $1.00 par value; authorized: 170,000,000 shares	84,194	84,208	84,082	84,015	84,134
Additional paid-in capital	612,526	607,929	606,802	602,507	602,748
Retained earnings	61,518	49,526	76,455	66,807	53,510
Accumulated other comprehensive income/ (loss)	(21,313)	(8,658)	(4,823)	(6,038)	(10,237)
Total Company’s shareholders’ equity	784,678	780,758	810,269	795,044	777,908
Noncontrolling interests	4,825	5,186	4,792	4,375	3,993
Total shareholders’ equity	789,503	785,944	815,061	799,419	781,901
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$8,318,359	$8,311,744	$8,269,398	$8,107,646	$8,215,120

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Interest and dividend income:	(In thousands, except share and per share data)
Loans	$60,929	$59,496	$58,096	$57,736	$53,636
Taxable investment securities	1,510	1,562	1,569	1,592	1,670
Non-taxable investment securities	1,730	1,697	1,664	1,655	1,606
Mortgage-backed securities	3,178	3,125	3,267	3,495	3,504
Federal funds sold and other	1,009	978	916	831	600
Total interest and dividend income	68,356	66,858	65,512	65,309	61,016
Interest expense:
Deposits	6,524	6,048	5,356	4,949	4,531
Federal Home Loan Bank borrowings	3,344	2,626	2,657	2,489	2,111
Junior subordinated debentures	846	771	761	716	671
Repurchase agreements and other short-term borrowings	259	141	111	10	61
Total interest expense	10,973	9,586	8,885	8,164	7,374
Net interest income	57,383	57,272	56,627	57,145	53,642
Provision/ (credit) for loan losses	(1,795)	(942)	(432)	(6,114)	(181)
Net interest income after provision/ (credit) for loan losses	59,178	58,214	57,059	63,259	53,823
Fees and other income:
Investment management fees	11,425	12,321	11,274	11,081	10,839
Wealth advisory fees	13,512	13,496	13,279	12,961	12,823
Wealth management and trust fees	12,151	11,756	11,619	11,161	10,826
Other banking fee income	2,273	2,531	2,726	1,964	1,694
Gain on sale of loans, net	74	85	169	59	138
Total core fees and income	39,435	40,189	39,067	37,226	36,320
Gain/ (loss) on sale of investments, net	(24)	(110)	230	237	19
Gain/ (loss) on OREO, net	—	—	—	—	(46)
Gain/ (loss) on sale of affiliates or offices	—	(1,264)	—	—	—
Other	332	360	970	555	213
Total other income	308	(1,014)	1,200	792	186
Total revenue (2)	97,126	96,447	96,894	95,163	90,148
Operating expense:
Salaries and employee benefits	47,219	43,920	45,168	43,493	45,825
Occupancy and equipment	7,748	7,753	7,944	7,283	7,185
Professional services	3,177	4,035	3,308	3,106	3,314
Marketing and business development	1,593	1,919	2,216	1,971	1,660
Information systems	5,886	5,635	5,282	5,500	5,379
Amortization of intangibles	750	1,323	1,426	1,426	1,426
Impairment of goodwill	—	24,901	—	—	—
FDIC insurance	744	677	647	879	766
Other	3,740	3,826	3,355	4,163	3,225
Total operating expense	70,857	93,989	69,346	67,821	68,780
Income before income taxes	28,064	3,400	27,980	33,456	21,549
Income tax expense	6,026	21,391	8,289	9,963	6,553
Net income/ (loss) from continuing operations	22,038	(17,991)	19,691	23,493	14,996
Net income from discontinued operations (3)	1,698	989	1,186	1,063	1,632
Net income/ (loss) before attribution to noncontrolling interests	23,736	(17,002)	20,877	24,556	16,628
Less: Net income attributable to noncontrolling interests	1,050	1,278	1,074	1,150	966
Net income/ (loss) attributable to the Company	$22,686	$(18,280)	$19,803	$23,406	$15,662

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended
PER SHARE DATA:	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(In thousands, except share and per share data)
Calculation of income for EPS:
Net income/ (loss) attributable to the Company	$22,686	$(18,280)	$19,803	$23,406	$15,662
Adjustments to Net income/ (loss) attributable to the Company to arrive at Net income/ (loss) attributable to common shareholders, treasury stock method (4)	(23)	(1,998)	(1,146)	(577)	(1,166)
Net income/ (loss) attributable to the common shareholders, treasury stock method	$22,663	$(20,278)	$18,657	$22,829	$14,496

End of period common shares outstanding	84,194,267	84,208,538	84,082,250	84,015,141	84,134,104

Weighted average shares outstanding:
Weighted average basic shares outstanding	83,097,758	82,904,776	82,556,225	82,298,493	81,951,179
Weighted average diluted shares outstanding (5)	85,271,650	82,904,776	84,888,311	84,741,680	84,560,918

Diluted total earnings/ (loss) per share	$0.27	$(0.24)	$0.22	$0.27	$0.17

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands, except per share data)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
FINANCIAL DATA:
Book value per common share	$8.81	$8.77	$9.13	$8.95	$8.73
Tangible book value per share (6)	$7.17	$7.12	$7.16	$6.97	$6.73
Market price per share	$15.05	$15.45	$16.55	$15.35	$16.40

ASSETS UNDER MANAGEMENT AND ADVISORY:
Wealth Management and Trust	$7,831,000	$7,865,000	$7,703,000	$7,429,000	$7,260,000
Investment Management (7)	1,920,000	2,004,000	1,902,000	1,829,000	1,849,000
Wealth Advisory	11,446,000	11,350,000	10,992,000	10,744,000	10,579,000
Less: Inter-company relationship	(11,000)	(11,000)	(11,000)	(11,000)	(11,000)
Total assets under management and advisory, excluding Anchor (7)	$21,186,000	$21,208,000	$20,586,000	$19,991,000	$19,677,000
Assets under management and advisory at Anchor	9,042,000	9,277,000	9,181,000	9,072,000	9,058,000
Total assets under management and advisory, including Anchor	$30,228,000	$30,485,000	$29,767,000	$29,063,000	$28,735,000

FINANCIAL RATIOS:
Total equity/ Total assets	9.49%	9.46%	9.86%	9.86%	9.52%
Tangible common equity/ Tangible assets (6)	7.38%	7.33%	7.43%	7.37%	7.04%
Tier 1 common equity/ Risk weighted assets (6)	10.39%	10.32%	10.42%	10.28%	9.97%
Allowance for loan losses/ Total loans	1.10%	1.15%	1.17%	1.19%	1.25%
Allowance for loan losses/ Nonaccrual loans	445%	523%	550%	464%	373%
Return on average assets - three months ended (annualized)	1.11%	(0.88)%	0.96%	1.15%	0.79%
Return on average common equity - three months ended (annualized) (8)	12.02%	(9.92)%	9.87%	12.12%	8.26%
Return on average tangible common equity - three months ended (annualized) (8)	15.20%	(11.94)%	13.24%	16.27%	11.43%
Efficiency ratio - three months ended (9)	71.46%	68.23%	68.06%	67.69%	72.45%

DEPOSIT DETAIL:
Demand deposits (noninterest-bearing)	$1,932,732	$2,025,690	$1,850,833	$1,935,622	$1,772,854
NOW	689,526	645,361	636,013	631,973	620,280
Savings	73,580	70,935	74,333	69,892	74,293
Money market	3,177,692	3,121,811	3,009,779	3,055,642	3,176,472
Certificates of deposit	710,792	646,449	691,389	688,210	602,721
Total deposits	$6,584,322	$6,510,246	$6,262,347	$6,381,339	$6,246,620

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance			Interest Income/Expense			Average Yield/Rate
(In thousands)	Three Months Ended			Three Months Ended			Three Months Ended
AVERAGE BALANCE SHEET:	03/31/18	12/31/17	03/31/17	03/31/18	12/31/17	03/31/17	03/31/18	12/31/17	03/31/17
AVERAGE ASSETS
Interest-earning assets:
Cash and investments:
Taxable investment securities	$333,253	$345,743	$395,728	$1,510	$1,562	$1,670	1.81%	1.81%	1.69%
Non-taxable investment securities (10)	296,958	298,851	295,015	2,190	2,611	2,471	2.95%	3.50%	3.35%
Mortgage-backed securities	588,461	608,508	672,683	3,178	3,125	3,504	2.16%	2.05%	2.08%
Federal funds sold and other	161,573	172,656	160,001	1,009	978	600	2.51%	2.23%	1.51%
Total cash and investments	1,380,245	1,425,758	1,523,427	7,887	8,276	8,245	2.29%	2.32%	2.17%
Loans (11):
Commercial and industrial (10)	933,209	962,159	983,697	8,756	9,603	9,303	3.75%	3.91%	3.78%
Commercial real estate (10)	2,441,215	2,369,526	2,324,367	26,341	26,473	23,544	4.32%	4.37%	4.05%
Construction and land (10)	169,384	131,107	113,963	1,965	1,568	1,244	4.64%	4.68%	4.36%
Residential	2,702,317	2,650,014	2,424,772	21,766	21,248	18,991	3.22%	3.21%	3.13%
Home equity	97,191	105,044	117,702	1,042	1,074	1,089	4.35%	4.06%	3.75%
Other consumer	185,596	177,951	192,136	1,573	1,489	1,420	3.44%	3.32%	3.00%
Total loans	6,528,912	6,395,801	6,156,637	61,443	61,455	55,591	3.77%	3.79%	3.61%
Total earning assets	7,909,157	7,821,559	7,680,064	69,330	69,731	63,836	3.51%	3.52%	3.33%
LESS: Allowance for loan losses	74,834	75,608	78,122
Cash and due from banks (non-interest bearing)	51,944	43,648	41,469
Other assets	425,617	452,744	398,751
TOTAL AVERAGE ASSETS	$8,311,884	$8,242,343	$8,042,162
AVERAGE LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing deposits (11):
Savings and NOW	$716,930	$687,172	$652,038	$215	$148	$128	0.12%	0.09%	0.08%
Money market	3,141,564	3,177,687	3,213,092	4,314	3,998	3,122	0.56%	0.50%	0.39%
Certificates of deposit	657,109	685,136	589,900	1,995	1,902	1,281	1.23%	1.10%	0.88%
Total interest-bearing deposits (12)	4,515,603	4,549,995	4,455,030	6,524	6,048	4,531	0.59%	0.53%	0.41%
Junior subordinated debentures	106,363	106,363	106,363	846	771	671	3.18%	2.84%	2.52%
FHLB borrowings and other	878,093	728,374	726,978	3,603	2,767	2,172	1.64%	1.49%	1.19%
Total interest-bearing liabilities	5,500,059	5,384,732	5,288,371	10,973	9,586	7,374	0.80%	0.70%	0.56%
Non-interest bearing demand deposits (11) (12)	1,872,472	1,894,924	1,843,830
Payables and other liabilities	133,243	128,075	117,132
Total average liabilities	7,505,774	7,407,731	7,249,333
Redeemable noncontrolling interests	22,085	21,094	18,578
Average shareholders’ equity	784,025	813,518	774,251
TOTAL AVERAGE LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY	$8,311,884	$8,242,343	$8,042,162
Net interest income - on a fully taxable equivalent basis (FTE)				$58,357	$60,145	$56,462
LESS: FTE adjustment (10)				974	2,873	2,820
Net interest income (GAAP basis)				$57,383	$57,272	$53,642
Interest rate spread							2.71%	2.82%	2.77%
Bank only net interest margin							3.00%	3.08%	2.98%
Net interest margin							2.95%	3.04%	2.94%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
LOAN DATA (13):
Other commercial and industrial loans:
New England	$444,419	$438,322	$503,322	$429,598	$458,687
San Francisco Bay Area	23,491	23,311	50,686	49,163	55,289
Southern California	63,183	59,359	64,248	62,995	66,378
Total other commercial and industrial loans	$531,093	$520,992	$618,256	$541,756	$580,354
Commercial tax-exempt loans:
New England	$313,955	$305,792	$320,172	$312,783	$318,137
San Francisco Bay Area	95,380	101,340	99,540	91,666	79,517
Southern California	11,422	11,566	11,638	11,708	11,778
Total commercial tax-exempt loans	$420,757	$418,698	$431,350	$416,157	$409,432
Total commercial and industrial loans	$951,850	$939,690	$1,049,606	$957,913	$989,786
Commercial real estate loans:
New England	$1,046,178	$1,002,092	$988,788	$993,426	$1,017,565
San Francisco Bay Area	721,871	725,454	698,148	688,751	686,019
Southern California	696,954	712,674	676,223	674,168	665,043
Total commercial real estate loans	$2,465,003	$2,440,220	$2,363,159	$2,356,345	$2,368,627
Construction and land loans:
New England	$79,563	$86,874	$61,635	$74,919	$58,737
San Francisco Bay Area	34,050	27,891	20,893	22,177	28,148
Southern California	51,627	50,225	35,763	33,808	30,122
Total construction and land loans	$165,240	$164,990	$118,291	$130,904	$117,007
Residential loans:
New England	$1,619,856	$1,598,072	$1,558,587	$1,540,393	$1,508,138
San Francisco Bay Area	511,903	512,189	510,956	488,854	474,294
Southern California	605,610	572,272	531,245	495,978	481,184
Total residential loans	$2,737,369	$2,682,533	$2,600,788	$2,525,225	$2,463,616
Home equity loans:
New England	$65,434	$67,435	$72,149	$71,953	$80,904
San Francisco Bay Area	19,314	22,462	26,052	28,400	26,006
Southern California	9,583	10,061	9,026	8,196	7,626
Total home equity loans	$94,331	$99,958	$107,227	$108,549	$114,536
Other consumer loans:
New England	$166,413	$149,022	$150,309	$175,644	$175,096
San Francisco Bay Area	13,569	14,707	15,302	17,909	17,163
Southern California	8,552	13,908	8,519	7,439	4,386
Total other consumer loans	$188,534	$177,637	$174,130	$200,992	$196,645
Total loans:
New England	$3,735,818	$3,647,609	$3,654,962	$3,598,716	$3,617,264
San Francisco Bay Area	1,419,578	1,427,354	1,421,577	1,386,920	1,366,436
Southern California	1,446,931	1,430,065	1,336,662	1,294,292	1,266,517
Total loans	$6,602,327	$6,505,028	$6,413,201	$6,279,928	$6,250,217

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
CREDIT QUALITY (13):
Special mention loans:
New England	$33,282	$45,640	$37,569	$34,538	$21,596
San Francisco Bay Area	14,117	23,400	23,898	23,399	23,850
Southern California	15,689	18,134	17,207	4,327	4,350
Total special mention loans	$63,088	$87,174	$78,674	$62,264	$49,796
Accruing substandard loans (14):
New England	$8,767	$10,911	$8,196	$10,185	$12,157
San Francisco Bay Area	14,970	11,615	11,622	6,574	15,824
Southern California	21,436	30,826	33,923	34,339	36,398
Total accruing substandard loans	$45,173	$53,352	$53,741	$51,098	$64,379
Nonaccruing loans:
New England	$8,056	$6,061	$7,380	$9,880	$14,407
San Francisco Bay Area	1,442	1,473	1,494	1,857	2,312
Southern California	6,882	6,761	4,749	4,439	4,226
Total nonaccruing loans	$16,380	$14,295	$13,623	$16,176	$20,945
Loans 30-89 days past due and accruing:
New England	$10,571	$19,725	$4,664	$3,182	$9,843
San Francisco Bay Area	2,251	1,911	430	12	10,111
Southern California	7,554	3,412	198	—	8,771
Total loans 30-89 days past due and accruing	$20,376	$25,048	$5,292	$3,194	$28,725
Loans (charged-off)/ recovered, net for the three months ended:
New England	$(285)	$1,020	$73	$667	$79
San Francisco Bay Area	67	64	206	2,856	35
Southern California	169	(273)	17	(431)	21
Total net loans (charged-off)/ recovered	$(49)	$811	$296	$3,092	$135

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

FOOTNOTES:

(1)
On December 20, 2017, Boston Private Financial Holdings, Inc. (the “Company”) announced an agreement, effective December 19, 2017, to sell all of its current equity interest in Anchor Capital Advisors LLC, an indirect, majority-owned subsidiary of the Company (“Anchor”), to the management team of Anchor for an upfront cash payment and a non-voting, revenue share participation interest in Anchor.  On April 13, 2018, the Company completed the sale of its ownership interest in Anchor. Anchor’s results remain consolidated in the Company’s results during current and prior periods. For presentation purposes, Anchor’s AUM are excluded from current and prior period AUM amounts, but are included in the calculation of Core Fees and Income. The Company classified the assets and liabilities of Anchor as held for sale at March 31, 2018 and December 31, 2017, which are included with Other assets and Other liabilities, respectively, on the Company’s consolidated balance sheet. For regulatory purposes, the goodwill and intangible assets of Anchor will be included in consolidated calculations. See footnotes 6 and 8, below.

(2)	Total revenue is the sum of Net interest income, Total core fees and income, and Total other income.

(3)
Net income from discontinued operations consists of contingent payments net of expenses related to our divested affiliate, Westfield Capital Management Company, LLC. The Company received its final contingent payment in the first quarter of 2018 related to this affiliate.

(4)
Adjustments to net income attributable to the Company to arrive at net income attributable to the common shareholders, as presented in these tables, include decrease/ (increase) in noncontrolling interests redemption value and dividends paid on preferred stock.

(5)
When the Company has positive net income from continuing operations attributable to the common shareholders, the Company adds additional shares to basic weighted average shares outstanding to arrive at diluted weighted average shares outstanding for the diluted earnings per share calculation. These additional shares reflect the assumed exercise, conversion, or contingent issuance of dilutive securities. If the additional shares would result in anti-dilution they would be excluded from the diluted earnings per share calculation. The potential dilutive shares relate to: unexercised stock options, unvested restricted stock, and unexercised stock warrants. See Part II. Item 8. “Financial Statements and Supplementary Data - Note 16: Earnings Per Share” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for additional information.

(6)
The Company uses certain non-GAAP financial measures, such as: Tangible book value per share and the Tangible common equity (“TCE”) to Tangible assets (“TA”) ratio to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP Total equity to Total assets ratio to the Non-GAAP TCE to TA ratio, and from GAAP Book value to Non-GAAP Tangible book value are presented below:

The Company calculates Tangible assets by adjusting Total assets to exclude Goodwill and intangible assets.

The Company calculates Tangible common equity by adjusting Total equity to exclude non-convertible Series D preferred stock and exclude Goodwill and intangible assets, net.

(In thousands, except share and per share data)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Total balance sheet assets	$8,318,359	$8,311,744	$8,269,398	$8,107,646	$8,215,120
LESS: Goodwill and intangible assets, net *	(138,026)	(138,775)	(165,001)	(166,427)	(167,853)
Tangible assets (non-GAAP)	$8,180,333	$8,172,969	$8,104,397	$7,941,219	$8,047,267
Total shareholders’ equity	$789,503	$785,944	$815,061	$799,419	$781,901
LESS: Series D preferred stock (non-convertible)	(47,753)	(47,753)	(47,753)	(47,753)	(47,753)
LESS: Goodwill and intangible assets, net *	(138,026)	(138,775)	(165,001)	(166,427)	(167,853)
Total adjusting items	(185,779)	(186,528)	(212,754)	(214,180)	(215,606)
Tangible common equity (non-GAAP)	$603,724	$599,416	$602,307	$585,239	$566,295
Total equity/ Total assets	9.49%	9.46%	9.86%	9.86%	9.52%
Tangible common equity/ Tangible assets (non-GAAP)	7.38%	7.33%	7.43%	7.37%	7.04%

Total risk weighted assets **	$5,974,862	$5,892,286	$5,831,558	$5,765,471	$5,806,853
Tier 1 common equity **	$621,084	$607,800	$607,822	$592,845	$578,941
Tier 1 common equity/ Risk weighted assets **	10.39%	10.32%	10.42%	10.28%	9.97%

End of period shares outstanding	84,194,267	84,208,538	84,082,250	84,015,141	84,134,104

Book value per common share	$8.81	$8.77	$9.13	$8.95	$8.73
Tangible book value per share (non-GAAP)	$7.17	$7.12	$7.16	$6.97	$6.73
*     Includes goodwill and intangible assets at affiliates held for sale.
**    Risk weighted assets and Tier 1 common equity for March 31, 2018 are presented based on estimated data.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(7)	Assets under management and advisory for all periods shown have been reduced to exclude those assets managed or advised by Anchor.

(8)
The Company uses certain non-GAAP financial measures, such as: Return on average common equity and Return on average tangible common equity to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP Return on average equity ratio to the Non-GAAP Return on average common equity ratio, and the Non-GAAP Return on average tangible common equity ratio are presented below:

The Company annualizes income data based on the number of days in the period presented and a 365 day year. The Company calculates Average common equity by adjusting Average equity to exclude Average preferred equity. The Company calculates Average tangible common equity by adjusting Average equity to exclude Average goodwill and intangible assets, net and Average preferred equity.

	Three Months Ended
(In thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Total average shareholders’ equity	$784,025	$813,518	$808,596	$793,526	$774,251
LESS: Average Series D preferred stock (non-convertible)	(47,753)	(47,753)	(47,753)	(47,753)	(47,753)
Average common equity (non-GAAP)	736,272	765,765	760,843	745,773	726,498
LESS: Average goodwill and intangible assets, net *	(138,451)	(157,978)	(165,766)	(167,204)	(168,681)
Average tangible common equity (non-GAAP)	$597,821	$607,787	$595,077	$578,569	$557,817

Net income/ (loss) attributable to the Company	$22,686	$(18,280)	$19,803	$23,406	$15,662
LESS: Dividends on Series D preferred stock	(869)	(869)	(868)	(869)	(869)
Common net income/ (loss) (non-GAAP)	21,817	(19,149)	18,935	22,537	14,793
ADD: Amortization of intangibles, net of tax (35% in 2017, 21% in 2018)	593	860	927	927	927
Tangible common net income/ (loss) (non-GAAP)	$22,410	$(18,289)	$19,862	$23,464	$15,720

Return on average equity - (annualized)	11.73%	(8.91)%	9.72%	11.83%	8.20%
Return on average common equity - (annualized) (non-GAAP)	12.02%	(9.92)%	9.87%	12.12%	8.26%
Return on average tangible common equity - (annualized) (non-GAAP)	15.20%	(11.94)%	13.24%	16.27%	11.43%

*     Includes goodwill and intangible assets at affiliates held for sale.

(9)
The Company uses certain non-GAAP financial measures, such as: pre-tax, pre-provision income, total operating expenses excluding amortization of intangibles, goodwill impairment, and restructuring expense, and the efficiency ratio to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP income from continuing operations before income taxes to non-GAAP pre-tax, pre-provision income; from GAAP total operating expense to non-GAAP total operating expense excluding amortization of intangibles, goodwill impairment, and restructuring; and from GAAP efficiency ratio to Non-GAAP efficiency ratio (FTE basis), excluding amortization of intangibles, goodwill impairment, and restructuring, are presented below:

	Three Months Ended
(In thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Income before income taxes (GAAP)	$28,064	$3,400	$27,980	$33,456	$21,549
ADD BACK: Provision/ (credit) for loan losses	(1,795)	(942)	(432)	(6,114)	(181)
Pre-tax, pre-provision income (non-GAAP)	$26,269	$2,458	$27,548	$27,342	$21,368

Total operating expense (GAAP)	$70,857	$93,989	$69,346	$67,821	$68,780
Less: Amortization of intangibles	750	1,323	1,426	1,426	1,426
Less: Goodwill impairment	—	24,901	—	—	—
Total operating expense (excluding amortization of intangibles, and goodwill impairment) (non-GAAP)	$70,107	$67,765	$67,920	$66,395	$67,354

Net interest income	$57,383	$57,272	$56,627	$57,145	$53,642
Total core fees and income	39,435	40,189	39,067	37,226	36,320
Total other income	308	(1,014)	1,200	792	186
FTE income	974	2,873	2,899	2,923	2,820
Total revenue (FTE basis)	$98,100	$99,320	$99,793	$98,086	$92,968
Efficiency ratio (GAAP)	72.95%	97.45%	71.57%	71.27%	76.30%
Efficiency ratio, FTE Basis excluding amortization of intangibles, and goodwill impairment (non-GAAP)	71.46%	68.23%	68.06%	67.69%	72.45%

(10)	Interest income on Non-taxable investments and loans are presented on an FTE basis using the federal statutory rate of 35% in 2017 and 21% in 2018 for each respective period presented.

(11)	Average loans includes Loans held for sale and Nonaccrual loans.

(12)	Average total deposits is the sum of Average total interest-bearing deposits and Average non-interest bearing demand deposits.

(13)	The concentration of the Private Banking loan data and credit quality is primarily based on the location of the lender’s regional offices.

(14)
Accruing substandard loans include loans that are classified as substandard but are still accruing interest income. Boston Private Bank & Trust Company may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonaccrual at some time in the future.

(15)
The Company uses certain non-GAAP financial measures, such as: net interest income excluding interest recovered on previous nonaccrual loans and net interest margin excluding interest recovered on previous nonaccrual loans, also referred to as core net interest margin, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP net interest income to non-GAAP net interest income excluding interest recovered on previous nonaccrual loans; and from GAAP net interest margin to non-GAAP net interest margin excluding interest recovered on previous nonaccrual loans, are presented below:

	Three Months Ended
(In thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net interest income (GAAP basis)	$57,383	$57,272	$56,627	$57,145	$53,642
ADD: FTE income	974	2,873	2,899	2,923	2,820
Net interest income, FTE basis	58,357	60,145	59,526	60,068	56,462
LESS: Interest recovered on previously nonaccrual loans	80	429	133	1,971	299
Net interest income, FTE basis, excluding interest recovered on previously nonaccrual loans (non-GAAP) - also referred to as Core net interest income, FTE basis (non-GAAP)	58,277	59,716	59,393	58,097	56,163

Net interest margin (FTE basis)	2.95%	3.04%	3.02%	3.07%	2.94%
Net interest margin, FTE basis, excluding interest recovered on previously nonaccrual loans (non-GAAP) - also referred to as Core net interest margin (FTE basis)	2.94%	3.02%	3.02%	2.97%	2.92%
Net interest margin, non-FTE basis, excluding interest recovered on previously nonaccrual loans (non-GAAP) - also referred to as Core net interest margin (non-FTE basis) (non-GAAP)	2.90%	2.87%	2.87%	2.82%	2.78%

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(16)
The Company uses certain non-GAAP financial measures, such as: net income attributable to the Company excluding notable items and diluted earnings per share excluding notable items to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP net income attributable to the Company to non-GAAP net income attributable to the Company excluding notable items and from GAAP diluted earnings per share to non-GAAP diluted earnings per share excluding notable items are presented below:

	Three Months Ended
(In thousands, except share and per share data)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net income/ (loss) attributable to the Company (GAAP)	$22,686	$(18,280)	$19,803	$23,406	$15,662
LESS: Gain/ (loss) on sale of affiliates or offices	—	(1,264)	—	—	—
ADD BACK: Anchor divestiture legal expense	—	400	—	—	—
ADD BACK: Impairment of goodwill	—	24,901	—	—	—
ADD BACK: Tax adjustments	—	12,880	—	—	—
Tax effect at 35% statutory rate *	—	(582)	—	—	—
Net income attributable to the Company excluding notable items (non-GAAP)	$22,686	$20,583	$19,803	$23,406	$15,662

Net income/ (loss) attributable to the common shareholders, treasury stock method (GAAP)	$22,663	$(20,278)	$18,657	$22,829	$14,496
LESS: Gain/ (loss) on sale of affiliates or offices	—	(1,264)	—	—	—
ADD BACK: Anchor divestiture legal expense	—	400	—	—	—
ADD BACK: Impairment of goodwill	—	24,901	—	—	—
ADD BACK: Tax adjustments	—	12,880	—	—	—
Tax effect at 35% statutory rate *	—	(582)	—	—	—
Net income attributable to the common shareholders, treasury stock method, excluding notable items (non-GAAP)	$22,663	$18,585	$18,657	$22,829	$14,496

Weighted average diluted shares outstanding (GAAP)	85,271,650	82,904,776	84,888,311	84,741,680	84,560,918
Weighted average diluted shares outstanding, excluding notable items (non-GAAP) **	85,271,650	85,196,760	84,888,311	84,741,680	84,560,918

Diluted total earnings/ (loss) per share (GAAP)	$0.27	$(0.24)	$0.22	$0.27	$0.17
Diluted total earnings per share, excluding notable items (non-GAAP)	$0.27	$0.22	$0.22	$0.27	$0.17

Average common equity (non-GAAP)	$736,272	$765,765	$760,843	$745,773	$726,498
Average tangible common equity (non-GAAP)	$597,821	$607,787	$595,077	$578,569	$557,817
Return on average common equity - (annualized), excluding notable items (non-GAAP)	12.02%	10.21%	9.87%	12.12%	8.26%
Return on average tangible common equity - (annualized), excluding notable items (non-GAAP)	15.20%	13.43%	13.24%	16.27%	11.43%

Pre-tax, pre-provision income (non-GAAP)	$26,269	$2,458	$27,548	$27,342	$21,368
LESS: Gain/ (loss) on sale of affiliates or offices	—	(1,264)	—	—	—
ADD BACK: Anchor divestiture legal expense	—	400	—	—	—
ADD BACK: Impairment of goodwill	—	24,901	—	—	—
Pre-tax, pre-provision income, excluding notable items (non-GAAP)	$26,269	$29,023	$27,548	$27,342	$21,368
*     Due to the nature of the goodwill related to Anchor, no tax effect is applied to the goodwill impairment in the fourth quarter of 2017.

**
For the fourth quarter of 2017, weighted average diluted shares outstanding include the dilutive effects when the excluded notable items move net income/ (loss) attributable to the common shareholders from a net loss to a net income position.